Exhibit 99.1

SUBJECT LINE: Pervasive Enters into Agreement with Actian Corporation

I hope you have all seen the news that just crossed the wires. If you haven’t, let me be the first to share with you that Pervasive Software has entered into a definitive agreement to be acquired by Actian Corporation in a transaction with a total equity value of $161.9 million, or $9.20 per share. After an extensive review of our strategic alternatives, the board of directors has determined that this transaction provides the best value to our shareholders, while also providing compelling value for our customers, partners and employees.

The transaction with Actian validates Pervasive’s strategy and is a testament to the value created by you. To put this into perspective, in January one year ago, Pervasive’s stock was trading around $5.50/share. Actian recognized our success and market position, saw the potential in the company, and believed we were far more valuable than the public market gave us credit for.

We are excited about our merger with Actian. When we look at Pervasive’s and Actian’s core strategies, the similarities are striking and the mutual benefits are compelling:

•	Both companies have a strong and loyal base of long term database customers who rely on our respective products to help them secure and extract value from their data.

•	Both companies are deep innovators in Big Data. The companies believe that the Pervasive DataRush™-based Big Data & Analytics software is complementary to Vectorwise’s high-performance database architecture, both being well-suited to help customers take advantage of modern hardware architecture to gain rapid business insights on large datasets.

•	Actian’s Ingres and Versant enterprise customer base presents promising cross-sell opportunities for Pervasive integration software.

•	The Pervasive DataCloud® Platform-as-a-Service may augment and accelerate Actian cloud-based technologies.

•	We also complement each other geographically, as we conduct the majority of our business in the U.S. and Actian conducts the majority of its business internationally. That international presence could especially help our BX business further expand internationally.

•	Already Actian and Pervasive have identified strategic accounts in which both companies’ technologies have been adopted.

We also believe this merger will remove the significant cost of being a publicly traded, stand-alone software company. The time and dollar cost of external audits, annual reports to Shareholders, SEC filings, securities legal counsel, and public company-specific insurance all adds up fast. And the time we invest in our quarterly earnings release cycles, annual shareholder meetings and ongoing investor relations activities is significant. Moving forward, the company will be able to focus our resources completely on our business, customers, partners and market leadership vs. the time and substantial cost of being public.

With this merger with Actian, we can accelerate the positive momentum we have enjoyed in recent years, have an opportunity to gain scale and position in a rapidly changing data infrastructure marketplace, achieve our strategic goals and serve our customers with even greater innovation and responsiveness.

As I said in our Company meeting last quarter, M&A is not something to fear when it is approached from a position of strength. Pervasive is strong and blessed with

•	an enviable track record of profitability,

•	well established products and services which have stayed current and relevant for over 30 years … under multiple ownership structures,

•	emerging and exciting new products attracting the attention of our industry,

•	highly recurring revenues from partners and customers, many of whom began working Pervasive years, even decades ago, and

•	our dedicated employee base, from our most recent “new hire” to our longest serving “long timer”.

Everyone in Pervasive is somehow tied very closely with our products and services and/or partners and customers. Therein lies your individual and team strength going forward.

I am proud of what we have been able to accomplish as a publicly traded company since 1997 and the tremendous value we have been able to bring to Pervasive in our 30+ year history.

I’m sure you will have many questions about the transaction, and we promise to communicate with you on a regular basis as events unfold. We will post FAQs to our intranet. If we haven’t addressed what’s on your mind there, then please be sure and send Tammy Sullivan or me your questions and we will update our FAQs from time to time.

Thank you for your past commitment, focus and patience while this process has unfolded over the last 5 months. As always, our priority remains to provide our customers and partners with the outstanding and innovative products and services that they have come to expect from us.

As we work through this process, it is more essential than ever that we remain focused on serving our customers and partners. Mergers are inherently complex and take time to complete. We ask for your patience as we work to finalize the transaction.

Additionally, this announcement may result in increased attention from stockholders, analysts, and the media. Our Company must speak with one voice – if you receive any outside inquiries from stockholders, analysts or the media, please forward them immediately to Alison Raffalovich. If you receive any inquiries from customers or partners, please direct them to the head of your Division.

This Merger represents a significant opportunity for all of our shareholders, customers, partners and employees, and the best way to make this successful is to focus on delivering our customarily solid results for this March quarter…the most important quarter ever…just like every quarter since we became a public company in 1997.

Thanks

John

Attachment:

Transaction Questions

1.	What is Pervasive doing?

Pervasive Software Inc. (“Pervasive”) has entered into a definitive agreement to be acquired by privately held Actian Corporation (“Actian”).

2.	What are the terms of the deal, and what do Pervasive’s shareholders gain from this? What approvals are required and when do you expect the acquisition to close?

Under the terms of the agreement, Pervasive’s shareholders will receive $9.20 in cash for each share of Pervasive common stock they hold. The deal will be subject to the customary regulatory approvals and certain closing conditions for both parties, and a proxy will be circulated to all shareholders to solicit Pervasive shareholder approval. A majority vote of all shareholders is required for approval of the acquisition. The transaction is anticipated to close this spring.

3.	When will PVSW stop trading on the NASDAQ?

On the day the deal closes.

4.	What is driving this decision?

On August 13, 2012, Pervasive received an unsolicited non-binding letter from Actian proposing to acquire all of the outstanding shares of Pervasive common stock for $8.50 per share in cash. On August 27, 2012, Pervasive announced that it had retained an independent financial advisor, Shea & Company, LLC, to assist and advise the board with respect to the unsolicited non-binding proposal in addition to other strategic alternatives. The Board of Directors established a Mergers and Acquisitions Committee comprised solely of Independent Directors (David Boucher and Jeffrey Hawn). On September 12, 2012, Pervasive announced its intent to solicit potential bids from interested parties. On October 5, 2012, Actian announced it had received committed financing from TC Lending for the proposed Pervasive acquisition. On November 5, 2012, Actian announced an increase in its unsolicited non-binding offer to $9.00 per share.

Following discussion with Actian and other interested parties in a competitive process, the Pervasive board of directors, based on the M&A Committee recommendation, has unanimously approved the merger agreement and resolved to recommend that Pervasive’s shareholders adopt the agreement.

5.	What happens if you don’t get required approvals OR certain closing conditions are not met?

The acquisition will not go through and Pervasive will continue to trade as a public company with no payout to shareholders.

6.	Is all of the company being purchased?

Yes, at the end of the transaction Pervasive will be a wholly owned subsidiary of Actian.

7.	Did you entertain other offers?

Over the past several months, we have conducted a deliberative process and thorough assessment of our strategic alternatives, and the Pervasive board of directors has determined that this transaction represents the best value for our shareholders, employees and customers. The process was competitive.

8.	Do you expect shareholder opposition?

We have no reason to expect shareholder opposition.

9.	Did Pervasive obtain a fairness opinion?

Yes, a fairness opinion was provided by Shea & Company

10.	I am a Pervasive shareholder. Do I have to give up my shares?

If the shareholders approve the transaction and other closing conditions are satisfied, yes.

11.	When and where do you plan to hold your shareholders meeting?

The date and location of our shareholder meeting will be disclosed in the proxy statement which will be sent to shareholders sometime in February according to our present schedule.

12.	Is there a go-shop period? What if Pervasive receives a bid higher than the price in the agreement?

There is no go-shop period. If Pervasive receives an unsolicited proposal superior to the agreement with Actian, the board will give it due consideration. However, we are precluded from soliciting such proposals between today and closing of the deal.

13.	Are there “break-up” fees if the deal does not get approved or otherwise falls apart?

Yes. The transaction has termination fees in varying amounts for different circumstances that will be described further in the merger agreement 8-K filing that will be filed shortly.

14.	Will there be any tax implications to shareholders?

Yes. We expect that shareholders will have to pay taxes on the realized gain related to the sale of their shares. Shareholders should consult their financial advisors for information specific to their situation.

15.	What antitrust/or other regulatory concerns are there surrounding the transaction?

We do not believe there are any regulatory issues that will hold up the deal.

16.	What is the biggest risk to the transaction? What could potentially cause the transaction not to close?

Transactions of this nature are inherently complex and include various obstacles which must be cleared, including regulatory approvals and various closing conditions for both parties. So, generally speaking, the transaction is not complete until it closes. As such, our entire operational focus has to be business-as-usual until close.

Operational Questions

17.	What does Actian bring to the table? What affinities are there between Pervasive’s and Actian’s products and customer bases?

We are excited about our Merger with Actian. When we look at Pervasive and Actian’s core strategies, the similarities are striking and the mutual benefits are very compelling:

•	Both companies have a strong and loyal base of long term database customers who rely on our respective products to help them secure and extract value from their data.

•	Both companies are deep innovators in Big Data. The companies believe that the Pervasive DataRush™-based Big Data & Analytics software is complementary to Vectorwise’s high-performance database architecture, both being well-suited to help customers take advantage of modern hardware architecture to gain rapid business insights on large datasets.

•	Actian’s Ingres and Versant enterprise customer base presents promising cross-sell opportunities for Pervasive integration software.

•	The Pervasive DataCloud® Platform-as-a-Service may augment and accelerate Actian cloud-based technologies.

•	We also complement each other geographically, as we conduct the majority of our business in the U.S. and Actian conducts the majority of its business internationally. That international presence could especially help our BX business further expand internationally.

•	Already Actian and Pervasive have identified strategic accounts in which both companies’ technologies have been adopted.

18.	What are Actian’s plans for the Company? Will they be selling any of Pervasive’s business units?

Actian is acquiring Pervasive for its customers, employees and technology. The two businesses combined can be a more powerful force in the marketplace. Both companies will be working over the coming weeks to complete the integration plans for the combined company.

19.	How will this affect Pervasive’s growth strategy? M&A? Organic?

Actian is pursuing both an organic growth strategy and an M&A growth strategy where that makes sense (as in the case of Pervasive). As Pervasive joins Actian, that strategy becomes even stronger. But again, there many planning sessions still to be had between the two companies to determine best how to move forward as a combined business.

20.	Will Pervasive retain its locations in Austin, Greenville, S.C., Brussels, Frankfurt, Paris and London?

Each company has offices in similar locations and, over time, we will obviously look at the costs and benefits of merging some of these locations. This will be a topic for the planning sessions to be had between the two companies.

21.	What impact does this have on the Board of Directors?

After the transaction closes, the Company will be a privately held subsidiary of Actian and our current Board will step down.

22.	What will happen to current management?

A key consideration for Actian in acquiring Pervasive is the quality of the management and the depth of our employee talent in general.

There will be joint planning sessions with both the Pervasive management team and the Actian management team on company integration items between now and closing of the deal.

But for now and until closing of the deal, it is “business as usual” including our management structure.

23.	Do you expect customers/clients to leave because of ownership by Actian?

No. Quite the contrary. This transaction will provide us with greater flexibility to make long-term investments to enhance the products and services we provide our customers.

24.	How are customers being notified?

Besides the various SEC filings and press releases being issued today regarding the transaction, John Farr has published an open letter to customers which will be prominently displayed on our website on the home page and in the “News” section. This manner of communication is the same as our communication to customers in August 2012 regarding the initial publicly announced proposal by Actian. Please feel free to refer your customers to our website for this communication.

25.	What impact will the transaction have on Pervasive’s reputation?

We believe all of our constituents will view this as a positive event. Our shareholders will receive an attractive, immediate and certain cash value of their shares. For our customers, partners and employees, the merger will allow us greater scale, focus and flexibility to make the strategic, long-term investments for the future that will advance our business strategy — growing our core business, expanding product offerings, improving overall cost structures and efficiencies, investing in technology and expanding our global reach. Under the new structure, we will be able to accelerate our current programs, which support these goals.

26.	Will the transaction restrict our ability to compete?

The combined forces of Pervasive and Actian will create a much stronger, larger, global organization with a broader portfolio of innovative data management assets. The combined global footprint of sales and services will become much larger. The core business of database will be greatly expanded by Actian’s Ingres and Versant businesses. All of these bode well for our ability to compete.

27.	Do you foresee any fundamental change in business strategy as a result of this transaction?

Perviasve and Actian have similar strategies. There will be opportunities to combine and enhance these strategies to create a stronger, more competitive vision and strategy for the future. The respective teams will be working on the integration plans over the coming weeks.

28.	What will happen to our brands – company name, product and service names, domain name, etc.?

Brand is a very valuable part of this merger. Although Actian has changed its name in the past, it has been very careful to protect its valuable longstanding product branding. Actian and Pervasive will be working through these questions over the coming weeks.

Employee Questions

29.	Who is Actian?

Actian is a privately held software company focused on data management, similar to Pervasive. Actian enables organizations to transform big data into business value with data management solutions to transact, analyze, and take automated action across their business operations. Actian helps over 10,000 customers worldwide take action on their big data with Action Apps, Vectorwise, the analytical database, Ingres OLTP and Versant Object databases for mission-critical data management. Actian is headquartered in California with offices in New York, London, Paris, Frankfurt, Amsterdam and Melbourne.

30.	What will happen to Pervasive’s employees? Will there be any layoffs?

Actian has acquired the Company to build value and has acknowledged the deep skills, experience and capabilities within our organization. In a merger such as this, there will obviously be some overlap in some areas. Our first thought in these instances will be how to refocus some activities to avoid duplicative efforts. Our respective teams will be working through the integration planning over the coming weeks.

31.	What will happen to employee equity grants (stock options, restricted stock agreements, restricted stock units)?

All outstanding unvested equity grants will become fully vested upon close of the transaction. All outstanding vested options and restricted stock units will be cashed out (net of exercise price and federal tax withholding requirements) based on a price of $9.20 per share at the time of closing.

32.	Between now and close will I be blacked out from selling shares or options?

While we are public, all the same rules apply. There will be no changes to our current policy. Currently we are in a closed trading window until 2 full days after our quarterly earnings release. If you have questions regarding the insider trading policy, contact Pervasive CFO Randy Jonkers.

Board members and executive officers (Section 16 filers) will be prohibited from selling shares between now and close, or until otherwise notified.

33.	What will happen to current 401(k) and retirement plans? What will happen to current health plans?

Actian is committed to providing a competitive health and welfare benefits program, as well as a 401(k) plan.

34.	Will there be an equity plan (options/RSAs etc) after the deal close?

We don’t have any details at this time.

35.	Will the headquarters be moved?

Pervasive will become part of Actian, which is headquartered at 500 Arguello Street, Suite 200, Redwood City, CA 94063. There are no plans to move Pervasive’s Austin operations from its current headquarters.

36.	Will there be a hiring freeze?

Decisions of this nature will be made in the normal course of business, and we are committed to updating you as decisions are made.

37.	Will there be immediate changes in any employment or Human Resources policies and programs? If so, what will they be? When will they occur? Who will be making these decisions?

Decisions of this nature will be made in the normal course of business, and we are committed to updating you as decisions are made.

38.	Will my organizational/reporting structure change?

At this time, it is business as usual. We are committed to updating you as decisions are made and if changes are made.

39.	What are some of the differences between a public and a private company? What things will we not have to do anymore?

As a private company, management is freed from the short-term emphasis required in a public company environment (such as setting and meeting quarterly financial expectations) and can focus on the long-term success of the business. As a private Company, Pervasive will no longer be required to file financial statements publicly with the SEC.

40.	Will there still be investment in R&D?

It is too early to comment specifically, but Actian clearly sees our combined technologies as the basis for a powerful big data solution suite.

41.	What do I do if I receive a call from a customer, investor reporter or someone else with questions?

If you receive a call inquiring about the acquisition, please refer them as follows:

•	Shareholders, financial analysts, brokers, money managers, etc., should be referred to Randy Jonkers.

•	Press should be referred to Alison Raffalovich.

•	Customers and partners should be referred to the head of your respective product groups (Gilbert, Lance, Markus, Bill and Mike).

42.	What can I do?

You can certainly help by staying focused on the achievement of our quarterly targets for our business. After all, we are still a public company with public company obligations until close. Only a handful of people will be directly involved in managing the transition and integration process; therefore it is critical for each of us to focus on our job function to keep our business as solid as it has been for so many years.

43.	What impact will the transaction have on the legal “investigations” announced by various law firms in August?

In today’s world, these types of investigation announcements and ultimately announcements of lawsuits are an unfortunate and seemingly inevitable result of any acquisition transaction announced by a public company.

If such lawsuits are filed relating to our transaction, we will vigorously defend ourselves and we will take comfort in the rigorous process we have conducted over the past 5 months to maximize shareholder value in the best interests of Pervasive shareholders.

* * *

Additional Information and Where You Can Find It

In connection with the proposed transaction, the Company will file a proxy statement and relevant documents concerning the proposed transaction with the SEC. Investors and security holders of the Company are urged to read the proxy statement and any other relevant documents filed with the SEC when they become available because they will contain important information about the Company and the proposed transaction. The proxy statement (when it becomes available) and any other documents filed by the Company with the SEC may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by the Company by contacting Pervasive Software Investor Relations at investor.relations@pervasive.com or via telephone at 800-287-4383. Investors and security holders are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed transaction.

The Company and its directors, executive officers and certain other members of its management and employees may, under SEC rules, be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the transaction. Information regarding the interests of such directors and executive officers (which may be different than those of the Company’s stockholders generally) is included in the Company’s proxy statements and Annual Reports on Form 10-K, previously filed with the SEC, and information concerning all of the Company’s participants in the solicitation will be included in the proxy statement relating to the proposed transaction when it becomes available. Each of these documents is, or will be, available free of charge at the SEC’s web site at http://www.sec.gov and from Pervasive Software Investor Relations, at http://investor.pervasive.com.

Note on Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including but not limited to, statements regarding the expected closing of the proposed Merger. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements, including, but not limited to, the ability of the parties to consummate the proposed Merger, satisfaction of closing conditions precedent to the consummation of the proposed Merger, the ability of Actian to successfully integrate the Company’s operations and employees, the ability to realize anticipated synergies and cost savings of the proposed Merger, and such other risks as identified in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2012 and the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2012, which contain and identify important factors that could cause the actual results to differ materially from those contained in the forward-looking statements. The Company assumes no obligation to update any forward-looking statement contained in this Current Report on Form 8-K.